                                                                    Exhibit 99.1

                                       G&L
                                       ---
                                  REALTY CORP.

--------------------------------------------------------------------------------
                                      NEWS

--------------------------------------------------------------------------------

RELEASE:                                       CONTACT:
Immediate                                     David Hamer   310-273-9930
                                             E-mail: dhamer@glrealty.com

             G&L Realty Corp. Announces that Court Issues Temporary
             ------------------------------------------------------
              Restraining Order with Respect to Closing of Merger;
              ----------------------------------------------------
              Stockholders Meeting to Proceed on Schedule; Special
              ----------------------------------------------------
                 Committee Responds to Proposal by Weisman Group
                 -----------------------------------------------

BEVERLY HILLS, California, October 20, 2001. G&L Realty Corp. (NYSE: GLR) today announced that a Los Angeles County Superior Court judge has issued an order temporarily restraining the closing of the merger of the Company with a new company owned by Daniel M. Gottlieb and Steven D. Lebowitz pursuant to the agreement and plan of merger dated as of May 10, 2001, provided that the plaintiffs have delivered to the court a $16.2 million bond by 1:00 p.m. on Tuesday, October 23. If a bond acceptable to the court has been timely delivered, then the court will proceed with a hearing on Friday, October 26, 2001 with respect to plaintiffs' request for a preliminary injunction enjoining the closing of the merger. The plaintiffs are two common stockholders of the Company, Linda Lukoff and Richard Abrons.

The order does not affect the Company's stockholders meeting scheduled for October 24, 2001, in which stockholders will vote on the proposed merger, and the meeting will proceed as scheduled. The Company has been advised by Mellon Investor Services, L.L.C., the Company's Transfer Agent and Registrar, that it has received as of October 19, 2001 on behalf of the Company proxies representing 1,675,011 shares of the Company's common stock (or approximately 58.3% of the outstanding shares) that support the merger of the Company with a new company owned by Daniel M. Gottlieb and Steven D. Lebowitz. The merger must be approved by the holders of a majority of the outstanding shares of the Company's common stock. Mellon has also received proxies representing 120,685 shares (or approximately 4.2% of the outstanding shares) opposing the merger. Under applicable law, proxies may be revoked prior to or at the stockholders meeting by following appropriate procedures, which are specified in the proxy statement.

The Company also announced that the special committee of its board of directors has responded to the most recent proposal of Lyle Weisman and his associates (the "Weisman Group") to acquire the outstanding common stock of the Company. The special committee has advised the Weisman Group that it would be prepared to recommend to the board of directors the transaction that is described in its response letter to the Weisman Group, which was delivered on October 20, 2001. The body of the

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222
special committee's letter, signed by Craig Tompkins, chairman of the special committee, to the Weisman Group follows:

                  I am writing to you today in my capacity as the Chairman of the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of G & L Realty Corp. (the "Company"). The Special Committee has taken into consideration the imminence of the upcoming meeting of stockholders of the Company to consider the merger (the "Gottlieb/Lebowitz Merger") described in the Agreement and Plan of Merger, dated as of May 10, 2001, by and between G & L Acquisition, LLC and the Company, as amended (the "Gottlieb/Lebowitz Merger Agreement"). Given the fact that the Company has reported that 53.2% of the outstanding common stock of the Company ("Common Stock") has been voted in favor of the Gottlieb/Lebowitz Merger, the consummation of the Gottlieb/Lebowitz Merger, yielding a price to stockholders of $12.00 per share, is a certainty absent a determination by the Special Committee to withdraw its recommendation of the Gottlieb/Lebowitz Merger in favor of a Superior Acquisition Proposal (as defined in the Gottlieb/Lebowitz Merger Agreement). As you are also aware, the financing commitment secured by Messrs. Gottlieb and Lebowitz to complete the Gottlieb/Lebowitz Merger expires on October 31, 2001 and, given the state of the world, there is no reason to expect that their lender would continue to make such financing available to them any time in the reasonable future. Therefore, the only circumstance in which the Special Committee is willing to withdraw its recommendation of the Gottlieb/Lebowitz Merger in favor of a possible Superior Acquisition Proposal is one where the Special Committee deems the consummation of such proposal a certainty.

                  Counsel for the Special Committee received a letter from counsel for Messrs. Gottlieb and Lebowitz on October 18, 2001, which provided for the retroactive revocation of the waiver permitting the Special Committee to negotiate with Messrs. Lyle Weisman, Asher Gottesman, Len Fisch and Igor Korbatov, such individuals being jointly and severally referred to herein as "WGFK." The letter asserts that any proposal by WGFK must include a nonrefundable payment of at least $2.5 million immediately payable to the Company in order to protect the Company's stockholders from exposure to liability for the termination fee and costs provided for in the Gottlieb/Lebowitz Merger Agreement. The letter goes on to provide that Messrs. Gottlieb and Lebowitz are prepared to enforce their rights, including seeking damages, specific performance and injunctive relief. Without addressing the validity of such claims, the Special Committee has acknowledged the risk to the Company's stockholders that, even if your proposal were deemed to be a Superior Acquisition Proposal, it may never be presented to the stockholders as a result of the litigation which has been threatened. Messrs. Gottlieb and Lebowitz have entered into an agreement with the Company pursuant to which they will (i) release the Company from any claims arising out of any breach of Section 4.1 of the Gottlieb/Lebowitz Merger Agreement (giving rise to liability above and beyond the termination fee and costs), (ii) not take any action to terminate the Gottlieb/Lebowitz Merger Agreement as a result of any alleged breach of Section 4.1 of such agreement and (iii) forbear from any injunctive action or other similar interference in connection with the WGFK Tender Offer (as defined below) if the Special

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222

         Committee has deemed the WGFK Tender Offer to be a Superior Acquisition Proposal, provided that any proposal put forth by the Special Committee, or ultimately recommended as a Superior Acquisition Proposal, includes the $2.5 million payment described above.

                  The Special Committee has reviewed with care your proposal of October 12, 2001, and considered the results of the conversations between our counsel, Sharon Kroupa, and your counsel, Aaron Grunfeld. Based on that proposal and those conversations, as well as the considerations described above, please be advised that we are prepared to recommend to the Board the transaction set forth below. In order to move this process forward, we have directed our counsel to begin preparation of a definitive agreement (the "Definitive Agreement") containing representations, warranties, covenants and such other terms as are customary for transactions of this type. Upon your acceptance of and agreement with the terms set forth in this letter (the "Letter"), we will forward to you the Definitive Agreement for your review. If the terms of the transaction described in this Letter have not been accepted by you by 12:00 midnight (PDT) on October 22, 2001, then we will cease preparation of the Definitive Agreement.

                  1. Nature of the Transaction: WGFK agrees to make an any and
                     -------------------------
         all tender offer for the outstanding common stock of the Company at the purchase price set forth below and upon the terms and conditions set forth in the Definitive Agreement (the "WGFK Tender Offer"). The WGFK Tender Offer may be made by an entity to be formed by WGFK for such purpose. However, the obligations of that entity to perform its obligations shall be unconditionally guaranteed by WGFK on a joint and severable basis. If WGFK (together with its affiliates and associates) owns more than 50% of the Common Stock immediately after the closing of the WGFK Tender Offer, a merger between the Company and an entity formed by WGFK (the "WGFK Merger") will proceed immediately pursuant to the terms of the Definitive Agreement, resulting in WGFK's beneficial ownership of 100% of the issued and outstanding Common Stock. WGFK agrees that it shall (and that it shall cause its affiliates and associates to) vote any shares of Common Stock held by them or under their control in favor of the transactions contemplated by the Definitive Agreement. The purchase price in the WGFK Merger shall be the greater of (a) the purchase price paid in the WGFK Tender Offer, and (b) the highest price paid by WGFK (or any of its affiliates or associates) for shares of Common Stock between and including the date of the close of the WGFK Tender Offer and the effective date of the WGFK Merger.

                  2. Purchase Price: The purchase price shall be $16.50 per
                     --------------
         share, net to the seller, in cash, subject to adjustment, but in no event less than $15.50 per share, net to the seller. During the first two week period immediately following the execution of the Definitive Agreement, WGFK and its representatives shall be permitted to conduct due diligence on the Company. Any nonpublic information obtained by WGFK and/or any of its representatives shall be maintained in confidence subject to the terms of a confidentiality agreement to be executed by both parties prior to the commencement of the due diligence period. In the event that WGFK's due diligence reveals any matter

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222
         which is materially adverse to the Company and which should have been disclosed under applicable federal securities laws, but was not so disclosed, then the purchase price shall be adjusted (but not below $15.50 per share) to reflect the impact of such information on the value of the Company. In the event that the parties are unable to agree as to an appropriate adjustment, the matter shall be resolved by Marshall & Stevens Incorporated, or another nationally recognized appraisal firm reasonably acceptable to the parties, with the intention that such matter be resolved within an additional period of two weeks, so as not to delay the commencement of the tender offer. In the event that any such dispute is not resolved, the tender offer shall be commenced at the price specified by WGFK, provided that the difference between the price specified by WGFK and the price specified by the Company shall be placed in escrow, for later distribution to the tendering stockholders upon ultimate resolution of the dispute.

                  3.    Other Terms of WGFK Tender Offer:
                        --------------------------------

                  3.1.  Any and All:  The WGFK Tender  Offer  shall be an any
                        -----------
         and all tender offer and shall not be subject to any minimum or maximum tender condition.

                  3.2.  Conditions: The WGFK Tender Offer shall not be subject
                        ----------
         to any conditions, other than (a) compliance by the Company with all of its material obligations under the terms of the Definitive Agreement and (b) the absence of any order by any court of competent jurisdiction permanently enjoining the WGFK Tender Offer; provided however, that in the case of material breach by the Company, the Company shall have a commercially reasonable period of time following receipt of written notice from WGFK of such breach in which to cure such breach, and that in the case of condition (b), the existence of any such permanent injunction shall not release WGFK from liability for failure to consummate the WGFK Tender Offer to the extent that such permanent injunction was the result of any action or inaction on its part, or on the part of any person or individual under the control of WGFK or any of the members thereof. Since the transaction contemplated by the Gottlieb/Lebowitz Merger Agreement could be closed as early as next Thursday, WGFK will need to be willing to assume all financing risk and all risk of material adverse change (including, without limitation, adverse change resulting from events of force majeure), other than material adverse change directly consequented by a breach of the Definitive Agreement by the Company.

                  3.3.  Commencement of WGFK Tender Offer: WGFK shall commence
                        ---------------------------------
         the WGFK Tender Offer as soon as practical, but in no event more than thirty-one (31) calendar days after the execution of the Definitive Agreement; provided that the Company shall be given sufficient time to provide to Messrs. Gottlieb and Lebowitz the notice described in paragraph 3.4, below.

                  3.4.  Notice to Messrs. Gottlieb and Lebowitz: The Company
                        ---------------------------------------
           shall provide five business days advance notice to Messrs. Gottlieb and Lebowitz such that prior to the record date for a vote of common stockholders or a tender offer, Messrs. Gottlieb

                                G&L Realty Corp
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222
         and Lebowitz are able to become record holders of the shares of Common Stock issuable on exercise of any outstanding options held by them.

                  3.5.  Duration of the WGFK Tender Offer: The WGFK Tender Offer
                        ---------------------------------
         shall close not more than twenty-five business days from the date the offer is commenced, provided that, at the discretion of WGFK, the WGFK Tender Offer may be extended for up to two periods of ten (10) business days each.

                  4.    Appraisal Rights: Effective simultaneously with the
                        ----------------
         closing of the WGFK Tender Offer, the Board shall adopt a new bylaw provision granting to the stockholders of the Company the same appraisal rights as they would have had under statutory law in the context of an acquisition of the Company if the Common Stock were not listed on the New York Stock Exchange. This bylaw provision shall provide that it may only be amended with the approval of the holders of 80% of the Common Stock.

                  5.    Waiver of Share Ownership Limitations: Subject to WGFK's
                        -------------------------------------
         satisfaction of the conditions set forth in Article IV, Section B(4)(i)(i) of the charter of the Company (the "Charter"), the Company shall, effective simultaneously with the closing of the WGFK Tender Offer, waive the common stock ownership limitations set forth in
         Article IV, Section B(4)(b)(i) of the Charter, pursuant to the authority granted to the Board in Article IV, Section B(4)(i)(i) of the Charter, to the extent needed to permit WGFK to close the WGFK Tender Offer and, if the WGFK Merger proceeds, to permit WGFK to close the WGFK Merger.

                  6.    Favorable Recommendation of the Special Committee: The
                        -------------------------------------------------
         Special Committee shall recommend the WGFK Tender Offer to the holders of Common Stock as a Superior Acquisition Proposal (as that term is defined in the Gottlieb/Lebowitz Merger Agreement); provided, however, that the Special Committee reserves the right to withdraw its recommendation and to recommend an alternative acquisition proposal, if the Special Committee determines that such alternative proposal is superior to the WGFK Tender Offer.

                  7.    Termination of Gottlieb/Lebowitz Merger Agreement: The
                        -------------------------------------------------
         Company shall terminate the Gottlieb/Lebowitz Merger Agreement upon the execution of the Definitive Agreement.

                  8.    Good Faith Payment: As evidence of its good faith and in
                        ------------------
         order to protect the Company's stockholders from exposure to liability for the termination fee and costs provided for in the Gottlieb/Lebowitz Merger Agreement, WGFK shall forward with its signed copy of the Definitive Agreement a bank cashier's check in the amount of $2,500,000 payable to the order of the Company. The Company shall not be required to reimburse WGFK the amount of the good faith payment for any reason other than (a) material breach by the Company of its obligations under the Definitive Agreement, provided, however, that the Company shall have a commercially reasonable period of time following the receipt of written notice from WGFK of such breach, in

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222
         which to cure the same, or (b) the recommendation to stockholders by the Special Committee of an alternative acquisition transaction and the withdrawal by the Special Committee of its recommendation to stockholders of the WGFK Tender Offer. Nor shall the Company have any obligation to reimburse the good faith payment in the event that WGFK is in breach of its obligations under the Definitive Agreement.

                  9.   Break-up Fee: In the event that the WGFK Tender Offer
                       ------------
         fails to close due to the fact that the Company has materially breached its obligations under the Definitive Agreement (provided, however, that the Company shall have a commercially reasonable period of time following the receipt of written notice from WGFK of such breach, in which to cure the same) or has entered into an alternative acquisition transaction as described above, and so long as WGFK is not in breach of its obligations under the Definitive Agreement, then the Company shall, within three (3) business days of the entering into of such alternative acquisition transaction, pay to WGFK an amount equal to the sum of (a) the reasonable costs and expenses of WGFK in connection with the Definitive Agreement and the commencement of the WGFK Tender Offer and (b) $750,000. No costs and expenses of WGFK or break-up fee shall be paid in the event that the WGFK Tender Offer is consummated.

                  10.  Financial Statements: Messrs. Weisman, Gottesman, Fisch,
                       -------------------
         and Korbatov will provide such representations and warranties regarding their financial statements and the commitment letters from each of Pacific West Management LLC and Hanmi Bank as are customary in transactions of this nature, which representations and warranties shall survive the consummation of the transactions contemplated hereby.

                  11.  Further Cooperation: The Company and WGFK shall cooperate
                       -------------------
         with each other in good faith in proceeding expeditiously to accomplish the transactions contemplated by this Agreement, subject to the execution by the parties of the Definitive Agreement.

                  This letter is not intended to be and does not constitute a legally binding obligation of any of the parties and remains subject to the negotiation and execution of the Definitive Agreement, as well as other ancillary documents to accomplish the objective described above.

Founded in 1976, G&L Realty Corp. is a growth-oriented health care real estate investment trust with four major areas of operation: the Medical Office Building Division, the Skilled Nursing Facility Division, the Assisted Living Facility Division and the Senior Care Lending Division.

This press release contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "will," "anticipate," "contemplate" and "intend." These statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the proposed transactions described not to occur in the manner or in the time frame indicated in this press release. Factors influencing the proposed transactions described in this press release, in addition to the conditions referred to above, include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in markets in which the Company has investments, the availability of financing and governmental policies and regulations as well as delays in obtaining approvals from stockholders, governmental authorities and other third parties.

                                      ###

                                G&L Realty Corp.
                            Corporate Headquarters:
            439 North Bedford Drive, Beverly Hills, California 90210
                      Tel: 310-273-9930 Fax: 310-248-2222